Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan, and 2014 Employee Stock Purchase Plan of Everyday Health, Inc. of our report dated March 5, 2015, with respect to the consolidated financial statements of Everyday Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York

February 5, 2016